Exhibit 99.1
Earthstone Energy, Inc. Reports 2021 Third Quarter and Year-to-Date Financial Results

The Woodlands, Texas, November 3, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three and nine months ended September 30, 2021.

Third Quarter 2021 Highlights
•Executed the Foreland Acquisition PSAs(1) on September 30, 2021, which closed subsequent to quarter end on November 2, 2021
•Closed the Tracker Acquisition(2) on July 20, 2021
•Net income attributable to Earthstone Energy, Inc. of $10.4 million, or $0.20 per Diluted Share
•Net income of $18.8 million, or $0.20 per Adjusted Diluted Share(3)
•Adjusted net income(3) of $30.7 million, or $0.35 per Adjusted Diluted Share(3)
•Adjusted EBITDAX(3) of $65.0 million ($27.36 per Boe)
•Net cash provided by operating activities of $53.9 million
•Free Cash Flow(3) of $17.8 million
•Average daily production of 25,836 Boepd(4)

Year-to-Date 2021 Highlights
•Closed the IRM Acquisition(5), Tracker Acquisition(2) and Eagle Ford working interest acquisitions(6)
•$2,035 million PV-10(3) value estimated by the Company on October 1, 2021 with total estimated proved reserves of 160.0 MMBoe, based on NYMEX strip pricing, only including estimated proved developed reserves of 13.3 MMBoe from the Foreland Acquisition
•$1,299 million PV-10(3) value of estimated proved developed reserves of 96.5 MMBoe included in total proved reserve estimates above
•Net loss attributable to Earthstone Energy, Inc. of $4.3 million, or $(0.09) per Diluted Share
•Net loss of $7.5 million, or $(0.09) per Adjusted Diluted Share(3)
•Adjusted net income of $64.4 million(3), or $0.81 per Adjusted Diluted Share(3)
•Adjusted EBITDAX(3) of $162.6 million ($25.91 per Boe)
•Net cash provided by operating activities of $147.3 million

•Free Cash Flow(3) of $78.1 million
•Average daily production of 22,978 Boepd(4)
(1)On November 2, 2021, we consummated the transactions contemplated in two purchase and sale agreements (the “Foreland Acquisition”).
(2)On July 20, 2021, we consummated the transactions contemplated in two purchase and sale agreements (the “Tracker Acquisition”). A significant shareholder of Earthstone owned 49% of Tracker.
(3)See the "Non-GAAP Financial Measures" section below.
(4)Represents reported sales volumes.
(5)On January 7, 2021, we closed our acquisition (the “IRM Acquisition”) of Independence Resources Management, LLC and certain of its affiliates (“IRM”).
(6)We acquired additional working interests in certain of our Eagle Ford Trend properties in May and June 2021 for $48.0 million.

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “The Company had a strong third quarter, generating the highest quarterly production and Adjusted EBITDAX in the Company’s history. Our focus on cost control is manifested in our lowest quarter ever for combined LOE and Cash G&A at just under $7.50 per Boe, with both LOE per Boe and Cash G&A coming in below our guidance. We ramped up operations in the quarter by adding a second drilling rig in the Midland Basin and continued our well completion program with four wells brought online and four wells in process of completing. After closing our fourth acquisition this year which will increase our cashflows and with the Company’s strong free cash flow generation, we will improve upon our previously disclosed leverage target and are now on track to have Debt to Adjusted EBITDAX approaching 1.0x at year-end.

“Our continued efforts to create profitable growth and increased scale through acquisitions and effective operations is evident in our 75% increase in third quarter production versus the fourth quarter of last year. We will continue to search for profitable growth opportunities while executing on our operating plan, focusing on high margins and low costs and maintaining our strong balance sheet.”

Operational Update

The Company has been operating one drilling rig in the Midland Basin since the first quarter of 2021 and added a second drilling rig in the third quarter. Currently both rigs are drilling in Upton County, Texas. One rig is on our Nickel Saloon five-well pad where we have a 100% working interest and will average approximately 10,000-foot laterals. The other rig is on our Benedum six-well pad where we hold a 100% working interest and will average 7,500-foot laterals. We expect to spud one additional pad before year-end with one of these rigs which will result in our operated program spudding 29 gross / 25.4 net wells for the year.

In Midland County, we completed three gross (2.1 net) wells late in the second quarter on our Hamman 45 pad where we targeted the Jo Mill, Lower Spraberry and Wolfcamp B zones with average laterals of approximately 6,800 feet. These wells are currently producing ~1,500 Boepd (80% oil). We also recently completed a four well pad (3.8 net) on the IRM acreage acquired in early 2021. Completions occurred in the Lower Spraberry and Wolfcamp A zones with average laterals of approximately 5,000 feet and the wells are still cleaning up.

We are currently completing four gross (3.5 net) wells on our Hartgrove West pad in western Reagan County. These wells targeted the Wolfcamp B zones with an average lateral length of approximately 5,700 feet and we expect to have these wells online in November. We expect to bring our final pad online near year-end which will be three gross (2.3 net) wells from our Hamman 30 pad in Upton County bringing our total completed wells brought online for the year to 19 gross/15.4 net. Additionally, we expect to be in the process of completing five gross (5.0 net) wells on the Nickel Saloon pad around year-end and expect those wells to be online early in the first quarter of 2022.

Updated 2021 Guidance

The Company has updated its 2021 guidance based upon the closing of the Foreland Acquisition on November 1, 2021 and on current operational activity. The Company expects to generate significant positive free cash flow(1) in 2021. The Company’s capital expenditures budget excludes acquisitions.

FY 2021 Capital Expenditures	$ millions (Net)	Gross / Net Operated Wells Spudded	Gross / Net Operated Wells On Line	Net Non-Operated Wells On Line
Drilling and Completions	$120 – 130	29 / 25.4	19 / 15.4	0.7
Land / Infrastructure	10
FY 2021 Total Capital Expenditures	$130 – 140

4Q 2021 Production
Average Daily Production (Boe/d)	28,500 – 29,500
% Oil	43% – 44%
% Liquids	72% – 73%

4Q 2021 Costs
Operating Costs
Lease Operating Expense ($/Boe)	$5.75 – $6.00
Production and Ad Valorem Taxes (% of Revenue)	6.25% – 7.00%
Cash G&A ($mm)	$6 – $7

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below. Cash G&A is defined as general and administrative expenses excluding stock-based compensation.

(1) See the "Non-GAAP Financial Measures" section below.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total revenues	$110,384	$41,047	$275,627	$107,848

Lease operating expense	12,983	7,044	35,579	21,971

General and administrative expense (excluding stock-based compensation)	4,770	3,393	14,579	11,950
Stock-based compensation (non-cash)	2,880	2,403	10,621	7,665
General and administrative expense	$7,650	$5,796	$25,200	$19,615

Net income (loss)	$18,838	$(11,858)	$(7,549)	$(11,053)
Less: Net income (loss) attributable to noncontrolling interest	8,420	(6,413)	(3,263)	(5,977)
Net income (loss) attributable to Earthstone Energy, Inc.	10,418	(5,445)	(4,286)	(5,076)
Net income (loss) per common share(1)
Basic	0.21	(0.18)	(0.09)	(0.17)
Diluted	0.20	(0.18)	(0.09)	(0.17)
Adjusted EBITDAX(2)	$65,042	$36,399	$162,553	$114,448

Production(3):
Oil (MBbls)	1,055	839	3,195	2,520
Gas (MMcf)	4,119	2,010	9,490	5,031
NGL (MBbls)	636	386	1,497	870
Total (MBoe)(4)	2,377	1,560	6,273	4,229
Average Daily Production (Boepd)	25,836	16,959	22,978	15,433
Average Prices:
Oil ($/Bbl)	70.20	39.50	64.42	36.92
Gas ($/Mcf)	3.49	1.31	2.84	0.96
NGL ($/Bbl)	34.56	13.60	28.69	11.46
Total ($/Boe)	46.44	26.31	43.94	25.50
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	52.94	49.34	51.01	55.14
Gas ($/Mcf)	2.85	1.45	2.49	1.31
NGL ($/Bbl)	34.56	13.60	28.69	11.46
Total ($/Boe)	37.68	31.78	36.58	36.77
Operating Margin per Boe
Average realized price	$46.44	$26.31	$43.94	$25.50
Lease operating expense	5.46	4.51	5.67	5.20
Production and ad valorem taxes	3.04	1.73	2.78	1.70
Operating margin per Boe(2)	37.94	20.07	35.49	18.60
Realized hedge settlements	(8.76)	5.47	(7.36)	11.27
Operating margin per Boe (including realized hedge settlements)(2)	$29.18	$25.54	$28.13	$29.87
All-in cash costs(2)	$11.79	$9.18	$12.00	$10.72

(1)Net income (loss) per common share attributable to Earthstone Energy, Inc.
(2)See the “Non-GAAP Financial Measures” section below.
(3)Represents reported sales volumes.
(4)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Liquidity and Capital Expenditure Update

As of September 30, 2021, we had $0.4 million in cash and $278.3 million of long-term debt outstanding under our senior secured revolving credit facility (our “Credit Facility”) with a borrowing base of $650 million. With the $371.7 million of undrawn borrowing base capacity and $0.4 million in cash, we had total liquidity of approximately $372.2 million. Through September 30, 2021, we had incurred $76.8 million of our estimated $130-$140 million in capital expenditures for 2021, which included $44.2 million for the three months ended September 30, 2021. We expect to fund our remaining 2021 capital expenditures with cash flow from operations while any excess cash flow will be used to pay down debt.

Commodity Hedging

Hedging Activities

The following table sets forth our outstanding derivative contracts as of September 30, 2021. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of September 30, 2021:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q4 2021	Crude Oil	941,475	$50.63
Q1 - Q4 2022	Crude Oil	2,462,250	$56.31
Q4 2021	Crude Oil Basis Swap (1)	757,475	$0.80
Q4 2021	Crude Oil Roll Swap (2)	228,475	$(0.27)
Q1 - Q4 2022	Crude Oil Basis Swap (1)	2,007,500	$0.68
Q4 2021	Natural Gas	2,576,000	$2.87
Q1 - Q4 2022	Natural Gas	4,295,000	$2.92
Q4 2021	Natural Gas Basis Swap (3)	2,698,000	$(0.29)
Q1 - Q4 2022	Natural Gas Basis Swap (3)	9,100,000	$(0.26)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The swap is between WTI Roll and the WTI NYMEX.
(3)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)	Bought Floor ($/Bbl / $/MMBtu)
Q1 - Q4 2022	Crude Oil Costless Collar	365,000	$68.75	$55.00
Q4 2021	Natural Gas Costless Collar	122,000	$4.10	$3.50
Q1 - Q4 2022	Natural Gas Costless Collar	2,905,000	$4.00	$3.06

Hedging Update

The following table sets forth our outstanding derivative contracts at November 1, 2021. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu /Gals)	Weighted Average Price ($/Bbl / $/MMBtu / $/Gal)
Q4 2021	Crude Oil	941,475	$50.63
Q1 - Q4 2022	Crude Oil	2,462,250	$56.31
Q4 2021	Crude Oil Basis Swap (1)	757,475	$0.80
Q1 - Q4 2022	Crude Oil Basis Swap (1)	3,832,500	$0.51
Q4 2021	Crude Oil Roll Swap (2)	228,475	$(0.27)
Q4 2021	Natural Gas	2,576,000	$2.87
Q1 - Q4 2022	Natural Gas	5,900,000	$3.20
Q1 - Q4 2023	Natural Gas	1,375,000	$3.27
Q4 2021	Natural Gas Basis Swap (3)	2,698,000	$(0.29)
Q1 - Q4 2022	Natural Gas Basis Swap (3)	9,100,000	$(0.26)
Q1 - Q4 2022	Propane	5,475,000	$1.15
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The swap is between WTI Roll and the WTI NYMEX.
(3)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)	Bought Floor ($/Bbl / $/MMBtu)
Q1 - Q4 2022	Crude Oil Costless Collar	730,000	$73.73	$60.00
Q4 2021	Natural Gas Costless Collar	122,000	$4.10	$3.50
Q1 - Q4 2022	Natural Gas Costless Collar	4,037,500	$5.10	$3.43
Q1 - Q4 2023	Natural Gas Costless Collar	450,000	$6.18	$3.50

Conference Call Details

Earthstone is hosting a conference call on Thursday, November 4, 2021 at 12:00 p.m. Eastern (11:00 a.m. Central) to discuss the Company’s financial results for the third quarter of 2021 and its outlook for the remainder of 2021. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer and Steven C. Collins, Executive Vice President of Operations, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select “Events & Presentations” under the “Investors” section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 12:00 p.m. Eastern (11:00 a.m. Central), Thursday, November 18, 2021. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13724756.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the acquisition, development and operation of oil and natural gas properties. The Company’s primary assets are in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K, and as amended on Form 10-K/A, for the year ended December 31, 2020, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	September 30,	December 31,
ASSETS	2021	2020
Current assets:
Cash	$441	$1,494
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	45,076	16,255
Joint interest billings and other, net of allowance of $19 and $19 at September 30, 2021 and December 31, 2020, respectively	3,058	7,966
Derivative asset	17	7,509
Prepaid expenses and other current assets	1,565	1,509
Total current assets	50,157	34,733

Oil and gas properties, successful efforts method:
Proved properties	1,487,362	1,017,496
Unproved properties	235,232	233,767
Land	5,382	5,382
Total oil and gas properties	1,727,976	1,256,645

Accumulated depreciation, depletion and amortization	(367,000)	(291,213)
Net oil and gas properties	1,360,976	965,432

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation and amortization of $4,323 and $3,675 at September 30, 2021 and December 31, 2020, respectively	1,730	931
Derivative asset	453	396
Operating lease right-of-use assets	1,963	2,450
Other noncurrent assets	9,694	1,315
TOTAL ASSETS	$1,424,973	$1,005,257
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,602	$6,232
Revenues and royalties payable	30,139	27,492
Accrued expenses	20,620	16,504
Asset retirement obligation	543	447
Derivative liability	67,575	1,135
Advances	1,325	2,277
Operating lease liabilities	732	773
Finance lease liabilities	—	69
Other current liabilities	634	565
Total current liabilities	155,170	55,494

Noncurrent liabilities:
Long-term debt	278,253	115,000
Deferred tax liability	13,764	14,497
Asset retirement obligation	14,965	2,580
Derivative liability	7,730	173
Operating lease liabilities	1,394	1,840
Finance lease liabilities	—	5

Other noncurrent liabilities	3,803	132
Total noncurrent liabilities	319,909	134,227

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 50,692,057 and 30,343,421 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	51	30
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,353,995 and 35,009,371 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	34	35
Additional paid-in capital	690,739	540,074
Accumulated deficit	(199,544)	(195,258)
Total Earthstone Energy, Inc. equity	491,280	344,881
Noncontrolling interest	458,614	470,655
Total equity	949,894	815,536

TOTAL LIABILITIES AND EQUITY	$1,424,973	$1,005,257

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUES
Oil	$74,051	$33,158	$205,788	$93,017
Natural gas	14,368	2,642	26,910	4,855
Natural gas liquids	21,965	5,247	42,929	9,976
Total revenues	110,384	41,047	275,627	107,848

OPERATING COSTS AND EXPENSES
Lease operating expense	12,983	7,044	35,579	21,971
Production and ad valorem taxes	7,225	2,696	17,428	7,198
Rig termination expense	—	—	—	426
Depreciation, depletion and amortization	27,059	28,538	77,493	76,096
Impairment expense	—	2,115	—	62,548
General and administrative expense	7,650	5,796	25,200	19,615
Transaction costs	293	(705)	2,906	(324)
Accretion of asset retirement obligation	323	47	916	137
Exploration expense	296	—	326	298
Total operating costs and expenses	55,829	45,531	159,848	187,965

Gain on sale of oil and gas properties	392	—	740	198

Income (loss) from operations	54,947	(4,484)	116,519	(79,919)

OTHER INCOME (EXPENSE)
Interest expense, net	(3,050)	(1,186)	(7,668)	(4,207)
(Loss) gain on derivative contracts, net	(33,128)	(6,040)	(117,566)	73,065
Other income, net	520	(18)	823	120
Total other income (expense)	(35,658)	(7,244)	(124,411)	68,978

Income (loss) before income taxes	19,289	(11,728)	(7,892)	(10,941)
Income tax (expense) benefit	(451)	(130)	343	(112)
Net income (loss)	18,838	(11,858)	(7,549)	(11,053)

Less: Net income (loss) attributable to noncontrolling interest	8,420	(6,413)	(3,263)	(5,977)

Net income (loss) attributable to Earthstone Energy, Inc.	$10,418	$(5,445)	$(4,286)	$(5,076)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$0.21	$(0.18)	$(0.09)	$(0.17)
Diluted	$0.20	$(0.18)	$(0.09)	$(0.17)

Weighted average common shares outstanding:
Basic	49,243,185	30,073,635	45,406,952	29,810,705
Diluted	52,662,942	30,073,635	45,406,952	29,810,705

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$18,838	$(11,858)	$(7,549)	$(11,053)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	27,059	28,538	77,493	76,096
Impairment of proved and unproved oil and gas properties	—	2,115	—	44,928
Impairment of goodwill	—	—	—	17,620
Accretion of asset retirement obligations	323	47	916	137
Settlement of asset retirement obligations	(50)	—	(103)	—
(Gain) on sale of oil and gas properties	(392)	—	(740)	(198)
(Gain) on sale of office and other equipment	—	—	(114)	—
Total loss (gain) on derivative contracts, net	33,128	6,040	117,566	(73,065)
Operating portion of net cash (paid) received in settlement of derivative contracts	(20,884)	8,503	(46,311)	47,599
Stock-based compensation	2,880	2,403	10,621	7,665
Deferred income taxes	451	130	(343)	112
Amortization of deferred financing costs	242	80	581	241
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(8,057)	(2,958)	(12,238)	12,102
(Increase) decrease in prepaid expenses and other current assets	1,014	483	900	(264)
Increase (decrease) in accounts payable and accrued expenses	(2,262)	5,386	6,090	1,976
Increase (decrease) in revenues and royalties payable	761	8,723	2,556	(7,768)
Increase (decrease) in advances	815	—	(2,015)	(11,412)
Net cash provided by operating activities	53,866	47,632	147,310	104,716
Cash flows from investing activities:
Acquisition of oil and gas properties, net of cash acquired	(52,628)	—	(240,431)	—
Additions to oil and gas properties	(36,836)	(5,376)	(65,074)	(72,869)
Additions to office and other equipment	(516)	(3)	(886)	(111)
Proceeds from sales of oil and gas properties	775	—	975	409
Net cash used in investing activities	(89,205)	(5,379)	(305,416)	(72,571)
Cash flows from financing activities:
Proceeds from borrowings	143,656	24,017	503,734	93,923
Repayments of borrowings	(106,764)	(62,605)	(340,482)	(133,923)
Cash paid related to the exchange and cancellation of Class A Common Stock	(599)	(149)	(3,420)	(531)
Cash paid for finance leases	—	(15)	(70)	(125)
Deferred financing costs	(991)	—	(2,709)	—
Net cash provided by (used in) financing activities	35,302	(38,752)	157,053	(40,656)
Net (decrease) increase in cash	(37)	3,501	(1,053)	(8,511)
Cash at beginning of period	478	1,810	1,494	13,822
Cash at end of period	$441	$5,311	$441	$5,311
Supplemental disclosure of cash flow information
Cash paid (received) for:
Interest	$2,854	$954	$7,126	$3,613
Income taxes	$(110)	$—	$687	$—
Non-cash investing and financing activities:
Class A Common Stock issued in IRM Acquisition	$—	$—	$76,572	$—
Class A Common Stock issued in Tracker/Sequel Acquisitions	$61,814	$—	$61,814	$—
Accrued capital expenditures	$7,555	$(4,007)	$18,971	$2,213
Asset retirement obligations	$81	$1	$242	$44

Earthstone Energy, Inc.
Alternative October 1, 2021 Estimated Proved Reserves

The information presented below includes the combination of the stand-alone estimated reserve quantities and PV-10 for Earthstone and the Foreland Acquisition as of October 1, 2021 estimated by management and prepared utilizing NYMEX strip benchmark prices and basis differentials as of October 1, 2021.

	ESTE			Foreland Acquisition	Combined
	Proved	Proved		Proved	Proved	Proved
Reserve Category	Developed	Undeveloped	Total	Developed	Developed	Undeveloped	Total
Oil (MBbls)	34,716	32,424	67,140	1,410	36,126	32,424	68,550
Gas (MMcf)	140,514	89,248	229,762	45,959	186,473	89,248	275,721
NGL (MBbls)	25,161	16,184	41,345	4,183	29,344	16,184	45,528
Total (MBoe)	83,296	63,482	146,778	13,253	96,549	63,482	160,031
PV-10 ($ in thousands)	$1,182,863	$736,087	$1,918,950	$115,994	$1,298,857	$736,087	$2,034,944

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted EBITDAX, Adjusted Net Income, All-In Cash Costs, Free Cash Flow, Adjusted Working Capital Deficit and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of their wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Class A Common Stock - Diluted	52,662,942	30,073,635	45,406,952	29,810,705
Class B Common Stock	34,369,735	35,012,585	34,426,767	35,100,658
Adjusted Diluted Shares	87,032,677	65,086,220	79,833,719	64,911,363

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; impairment expense; depreciation, depletion and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s, except per Boe data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$18,838	$(11,858)	$(7,549)	$(11,053)
Accretion of asset retirement obligations	323	47	916	137
Depreciation, depletion and amortization	27,059	28,538	77,493	76,096
Impairment expense	—	2,115	—	62,548
Interest expense, net	3,050	1,186	7,668	4,207
Transaction costs	293	(705)	2,906	(324)
(Gain) on sale of oil and gas properties	(392)	—	(740)	(198)
Rig termination expense	—	—	—	426
Exploration expense	296	—	326	298
Unrealized loss (gain) on derivative contracts	12,244	14,543	71,255	(25,466)
Stock based compensation (non-cash)(1)	2,880	2,403	10,621	7,665
Income tax expense (benefit)	451	130	(343)	112
Adjusted EBITDAX	$65,042	$36,399	$162,553	$114,448
Total production (MBoe)(2)(3)	2,377	1,560	6,273	4,229
Adjusted EBITDAX per Boe	$27.36	$23.33	$25.91	$27.07

(1)Included in General and administrative expense in the Condensed Consolidated Statements of Operations.
(2)Represents reported sales volumes.
(3)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

III. Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) plus, when applicable, unrealized loss (gain) on derivative contracts; impairment expense; (gain) on sale of oil and gas properties; write-off of deferred financing costs; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

($000s, except share and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$18,838	$(11,858)	$(7,549)	$(11,053)
Unrealized loss (gain) on derivative contracts	12,244	14,543	71,255	(25,466)
Impairment expense	—	2,115	—	62,548
(Gain) on sale of oil and gas properties	(392)	—	(740)	(198)
Transaction costs	293	(705)	2,906	(324)
Income tax effect of the above	(322)	(423)	(1,489)	(1,312)
Adjusted Net Income	$30,661	$3,672	$64,383	$24,195
Adjusted Diluted Shares	87,032,677	65,086,220	79,833,719	64,911,363
Adjusted Net Income per Adjusted Diluted Share	$0.35	$0.06	$0.81	$0.37

IV. All-In Cash Costs

We define “All-In Cash Costs” as lease operating expenses plus production and ad valorem taxes, interest expense, net, and general and administrative expense (excluding stock-based compensation).

Our All-In Cash Costs measure provides additional information that may be used to further understand our total cost of production. We use All-In Cash Costs as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. All-In Cash Costs should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. All-In Cash Costs, as used by us, may not be comparable to similarly titled measures reported by other companies.

All-In Cash Costs for the periods indicated:

($000s, except per Boe data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Lease operating expense	$12,983	$7,044	$35,579	$21,971
Production and ad valorem taxes	7,225	2,696	17,428	7,198
Interest expense, net	3,050	1,186	7,668	4,207
General and administrative expense (excluding stock-based compensation)	4,770	3,393	14,579	11,950
All-In Cash Costs	$28,028	$14,319	$75,254	$45,326
Total production (MBoe)(1)(2)	2,377	1,560	6,273	4,229
All-In Cash Costs per Boe	$11.79	$9.18	$12.00	$10.72

(1)Represents reported sales volumes.
(2)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

V. Free Cash Flow

Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities. We define Free Cash Flow as Net cash provided by operating activities, less (1) Settlement of asset retirement obligations,

(Gain) on sale of office and other equipment, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows, plus (2) Rig termination expense, Transaction costs and Exploration expense from the Condensed Consolidated Statements of Operations, less (3) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

($000s)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$53,866	$47,632	$147,310	$104,716
Adjustments - Condensed Consolidated Statements of Cash Flows
Settlement of asset retirement obligations	50	—	103	—
Gain on sale of office and other equipment	—	—	114	—
Amortization of deferred financing costs	(242)	(80)	(581)	(241)
Change in assets and liabilities	7,729	(11,634)	4,707	5,366
Adjustments - Condensed Consolidated Statements of Operations
Rig termination expense	—	—	—	426
Transaction costs	293	(705)	2,906	(324)
Exploration expense	296	—	326	298
Capital expenditures (accrual basis)	(44,169)	(1,378)	(76,790)	(46,442)
Free Cash Flow	$17,823	$33,835	$78,095	$63,799

Alternate calculation of Free Cash Flow for the periods indicated:

($000s)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Adjusted EBITDAX	$65,042	$36,399	$162,553	$114,448
Interest expense, net	(3,050)	(1,186)	(7,668)	(4,207)
Capital expenditures (accrual basis)	(44,169)	(1,378)	(76,790)	(46,442)
Free Cash Flow	$17,823	$33,835	$78,095	$63,799

VI. Operating Margin per Boe and Operating Margin per Boe (including realized hedge settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including realized hedge settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.

VII. PV-10

The non-GAAP financial measure of PV-10, as defined and presented below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP.

PV-10 is derived from the standardized measure of discounted future net cash flows (“Standardized Measure”), which is the most directly comparable financial measure under GAAP. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net estimated proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our estimated reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our estimated oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of the Company’s estimated proved reserves to the Standardized Measure as of October 1, 2021 and not including the assets acquired in the Foreland Acquisition (in thousands):

Present value of estimated future net revenues (PV-10)	$1,918,950
Future income taxes, discounted at 10%	(190,538)
Standardized measure of discounted future net cash flows	$1,728,412